                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                       ---------------------------

                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                       ANZ Exchangeable Preferred Trust*
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           Delaware                                To be Applied for.
           --------                                -----------------
  (STATE OF INCORPORATION                  (IRS employer identification no.)
     OR ORGANIZATION)


  c/o Puglisi & Associates                              19715
    850 Library Avenue                                  -----
         Suite 204                                    (ZIP CODE)
      Newark, Delaware
      ----------------
    (ADDRESS OF PRINCIPAL
     EXECUTIVE OFFICES)



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS TO BE SO            NAME OF EACH EXCHANGE ON WHICH EACH
REGISTERED                              CLASS IS TO BE REGISTERED
----------                              -------------------------

Trust Units Exchangeable for                 New York Stock Exchange, Inc.
Preference Shares(SM) ("TrUEPrS(SM)")

--------------------------------------------
* Formerly ABC Exchangeable Preferred Trust
  (SM) Service mark of Merrill Lynch & Co., Inc.
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  If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

  If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:
333-58751 (if applicable).
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
None.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of the TrUEPrS" in the Registrant's preliminary prospectus forming a part of the Registrant's Registration Statement on Form N-2 (File Nos. 333-58751 and 811-08865), as amended by Pre-Effective Amendment No.1, as further amended by Pre-Effective Amendment No.2, as further amended by Pre-Effective Amendment No.3, (the "Registration Statement"), is incorporated herein by reference.

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ITEM 2.  EXHIBITS.

          The following exhibits are incorporated by reference in this Registration Statement.

          99(a)  Trust Agreement of ABC Exchangeable Preferred Trust.*


          99(b) Form of Second Amended and Restated Trust Agreement, by and between ML IBK Positions, Inc., the Trustees of ANZ Exchangeable Preferred Trust, and the Holders.*

          99(c)  Certificate of Trust.*

          99(d)  Restated Certificate of Trust.*

          99(e)  Form of Specimen certificate for TrUEPrS (included in
                 Exhibit 99(b)).*

--------------------------------
* Incorporated herein by reference to the Registrant's Registration Statement on Form N-2 (File Nos. 333-58751 and 811-08875).

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          ANZ Exchangeable Preferred Trust
                                          (Registrant)



                                          By:

                                            /S/ Donald J. Puglisi
                                            ----------------------
                                             Donald J. Puglisi
                                             Managing Trustee


September 14, 1998
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